UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 31, 2012
AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Jericho Quadrangle, Suite 109 Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On October 31, 2012 (the “Effective Date”), Elk Associates Funding Corporation (“Elk”), a wholly-owned subsidiary of Ameritrans Capital Corporation (“Ameritrans”), and the United States Small Business Administration (the “SBA”), entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with respect to Elk's pending lawsuit against the SBA, captioned Elk Associates Funding Corporation v. United States Small Business Administration et al (Case No. 12-0438 (CKK)) (the “Litigation”). Under the terms of the Settlement Agreement, Elk will pay the SBA $7,900,000 (the “Settlement Payment”) within 45 days of the Effective Date and will surrender its small business investment company license, in full and final satisfaction of all outstanding SBA leverage owed to the SBA through the Effective Date plus all additional interest which may accrue through the date the Settlement Payment is made. As of the Effective Date, Elk's outstanding leverage with the SBA was $21,175,000. Elk will also execute a Consent Order of Receivership, which will be effective only if the Settlement Payment is not made within the required period, appointing the SBA as permanent, liquidating receiver of Elk. In connection with the Settlement Agreement, the parties have agreed to file with the court a Joint Stipulation dismissing the Litigation. The Settlement Agreement includes mutual releases by both parties releasing the other party and various associated entities from any and all actions, causes of action, claims, rights and demands of every kind which such party may have through the Effective Date. SBA's release of Elk does not include any claims of criminal liability, any claims arising from fraudulent conduct or any claims by any other federal agency of the United States, including the Internal Revenue Service. Pursuant to the Settlement Agreement, the SBA has acknowledged that it is unaware of any such claim referred to in the immediately preceding sentence.

Ameritrans believes that it will be in a position to cause Elk to make the Settlement Payment within the applicable time period set forth in the Settlement Agreement. However, there can be no assurance that Elk will have such funds or as to the terms of any financing that may be available to Ameritrans and/or Elk in order to procure such funds.

The description of the Settlement Agreement set forth above is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 99.1

 Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Settlement Agreement and Mutual Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: October 31, 2012	By:	/s/ Michael Feinsod
	Name:	Michael Feinsod
	Title:	Chief Executive Officer and President